UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2012 (March 28, 2012)

CARBON NATURAL GAS COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043

(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 28, 2012, Carbon Natural Gas Company (“Carbon” or the “Company”) appointed James H. Brandi to the Company’s Board of Directors.

Mr. Brandi, 63, recently retired from a position as Managing Director of BNP Paribas Securities Corp., an investment banking firm, where he served from 2010 until late 2011.  From 2005 to 2010, Mr. Brandi was a partner of Hill Street Capital, LLC, a financial advisory and private investment firm.  From 2001 to 2005, Mr. Brandi was a Managing Director at UBS Securities, LLC, where he was the Deputy Global Head of the Energy and Power Group.  Prior to 2000, Mr. Brandi was a Managing Director at Dillon, Read & Co. Inc. and later its successor firm, UBS Warburg, concentrating on transactions in the energy and consumer goods areas.  Mr. Brandi currently serves as a director of Approach Resources Inc. and OGE Energy Corp.  Mr. Brandi is a trustee of The Kenyon Review and a former trustee of Kenyon College.  Mr. Brandi served as a director of Energy East Corporation from 2006 to 2008.

On March 28, 2012, Mr. Brandi received a grant of 80,000 shares of restricted common stock of the Company under the Company’s 2011 Stock Incentive Plan.  The restricted stock shares shall become vested on the first anniversary of the grant (or earlier in the event of a change of control of the Company or such director’s death or disability).  Also, Mr. Brandi will receive director’s fees in the amount of $5,000 per quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald,
President and CEO
Dated: March 30, 2012